Exhibit 99

ConocoPhillips Third-Quarter 2008 Interim Update

HOUSTON--(BUSINESS WIRE)--This update is intended to give an overview of market and operating conditions experienced by ConocoPhillips (NYSE:COP) during the third quarter of 2008. The market indicators and company estimates may differ considerably from the company’s actual results scheduled to be reported on October 22, 2008.

Highlights - Third-Quarter 2008 vs. Second-Quarter 2008

-- Exploration and Production
-- Lower crude oil prices.
-- Lower natural gas prices.
-- Worldwide production at or slightly below second quarter.
-- Refining and Marketing
-- Lower realized worldwide refining margins.
-- Higher worldwide marketing margins.
-- Lower worldwide refining capacity utilization rate, including hurricane impacts.
-- Estimated hurricane-related negative impact of approximately $200 million after-tax.
-- Midstream, Chemicals and LUKOIL Investment
-- Midstream results anticipated to be similar to the previous quarter.
-- Chemicals results expected to be higher than the previous quarter.
-- LUKOIL Investment segment results to include a $101 million after-tax negative adjustment to align ConocoPhillips' second-quarter estimate to LUKOIL's second-quarter 2008 actual results reported in August.
-- Corporate and Other
-- Corporate expenses expected to be higher than the previous quarter.
-- Debt balance of approximately $22.1 billion.
-- Share repurchases of approximately $2.5 billion.

Exploration and Production (E&P)

The table below provides market price indicators for crude oil and natural gas. The company’s actual crude oil and natural gas price realizations are likely to vary from these market indicators due to quality and location differentials, as well as the effect of pricing lags.

Market Indicators
	3Q 2008	2Q 2008	3Q 2008 vs. 2Q 2008	3Q 2007
Dated Brent ($/bbl)	$114.78	$121.38	$(6.60)	$74.87
WTI ($/bbl)	117.83	123.98	(6.15)	75.48
ANS USWC ($/bbl)	116.90	123.79	(6.89)	76.49
Henry Hub first of month ($/mmbtu)	10.25	10.94	(0.69)	6.16
Source: Platts

Total third-quarter production on a barrel-of-oil equivalent (BOE) per day basis, including Syncrude and excluding LUKOIL, is anticipated to be at or slightly below the previous quarter, including estimated hurricane disruptions during the third quarter of approximately 20,000 BOE per day in the U.S. Lower 48. Exploration expenses are expected to be approximately $275 million before-tax for the quarter.

Refining and Marketing (R&M)

The table below provides market indicators for regions where the company has significant refining operations. The Weighted U.S. 3:2:1 margin is based on the geographical location and capacity of ConocoPhillips’ U.S. refineries. Realized refining margins are likely to differ due to the company’s specific locations, configurations, crude oil slates or operating conditions. The company's refining configuration generally yields somewhat higher distillate volumes and lower gasoline volumes than those implied by the market indicators shown below. In addition, marketing margins are likely to differ from the U.S. wholesale gasoline marketing indicator due to the product mix, distribution channel and location of the company’s refined product sales.

Market Indicators ($/bbl)
	3Q 2008	2Q 2008	3Q 2008 vs. 2Q 2008	3Q 2007
Refining Margins
East Coast WTI 3:2:1	$10.43	$10.93	$(0.50)	$11.73
Gulf Coast WTI 3:2:1	14.70	12.11	2.59	11.74
Mid-Continent WTI 3:2:1	14.38	13.47	0.91	20.92
West Coast ANS 3:2:1	16.34	21.91	(5.57)	16.22
Weighted U.S. 3:2:1	14.07	14.19	(0.12)	14.74
NW Europe Dated Brent 3:1:2	21.10	25.78	(4.68)	13.37
Singapore Dubai 3:1:2	19.10	29.35	(10.25)	14.80
WTI/Maya Differential	11.36	20.99	(9.63)	12.41
U.S. Wholesale Gasoline Marketing	4.53	0.37	4.16	0.66
Source: Platts, Lundberg Survey and OPIS

Worldwide refining margins for the third quarter are anticipated to be lower than the second quarter, as indicated in the table above.

For the U.S. Gulf Coast region, the table reflects an improvement versus the prior quarter due to higher September refining margins. However, ConocoPhillips’ Gulf Coast operations experienced weather-related downtime during September, which significantly limited the company’s ability to capture this margin increase. Excluding September, the Gulf Coast refining margin averaged $9.94 per barrel for the quarter.

Additionally, the U.S. refining margin reflects an improvement in gasoline spreads for the quarter that was more than offset by lower distillate spreads. Due to ConocoPhillips’ configuration, the disproportionate decrease in the distillate spread will negatively impact the company’s market capture. The negative impacts in refining margins are expected to be partially offset by higher global marketing margins.

The company’s average U.S. crude oil refining capacity utilization rate for the third quarter is anticipated to be in the upper-80-percent range, reflecting significant hurricane-related downtime in the Gulf Coast region, partially offset by less turnaround activity in the West Coast region. The international crude oil refining capacity utilization rate for the third quarter is expected to be in the mid-70-percent range, primarily due to the continued impact of low hydro-skimming margins.

In addition, third-quarter turnaround costs are anticipated to be approximately $80 million before-tax.

Corporate and Other

ConocoPhillips’ debt balance is expected to be approximately $22.1 billion at the end of the third quarter.

The company anticipates a net benefit of approximately $125 million after-tax associated with ConocoPhillips’ asset rationalization efforts. This net benefit is expected to be largely offset by asset retirement obligations and other accruals.

The company anticipates third-quarter repurchases under the share repurchase program to be approximately $2.5 billion. The number of weighted-average diluted shares outstanding during the third quarter is expected to be approximately 1,528 million.

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This update contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. The statements in this update are based on activity from operations for the first two months of the third quarter of 2008 and include estimated results for September and, as such, are preliminary and are estimates. All of the forward-looking data is therefore subject to change. Actual results, which will be reported in the company's earnings release for the third quarter of 2008 on October 22, 2008, may differ materially from the estimates given in this update.

Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, crude oil and natural gas prices; refining and marketing margins; potential failure to achieve, and potential delays in achieving expected reserves or production levels from existing and future oil and gas development projects due to operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas; unsuccessful exploratory activities; potential disruption or unexpected technical difficulties in developing new products and manufacturing processes; potential failure of new products to achieve acceptance in the market; unexpected cost increases or technical difficulties in constructing or modifying company manufacturing or refining facilities; unexpected difficulties in manufacturing, transporting or refining synthetic crude oil; international monetary conditions and exchange controls; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; general domestic and international economic and political conditions, as well as changes in tax, environmental and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission (SEC). Unless legally required, ConocoPhillips undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
ConocoPhillips